November 6, 2002




Mr. Bob Fulton
Vice President - Treasurer
DriveTime Automotive Group, Inc.
4020 East Indian School Road
Phoenix, AZ  85018


Dear Bob:

By execution of this letter, Greenwich Capital Financial Products, Inc. ("Greenwich") hereby grants Ugly Duckling Corporation and its related subsidiaries a waiver of the covenant as contained in Section 8(n) of the Ugly Duckling Corporation Master Loan and Security Agreement dated April 13, 2001 (the "Agreement"), for the months ended September 2002 and October 2002.

Except as expressly amended hereby, the Agreement shall remain in full force and
effect  in  accordance  with  its  terms,  without  any  waiver,   amendment  or
modification of any provision thereof.


Sincerely,

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.




Ira J. Platt
Managing Director